UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 12, 2026

Date of Report (date of earliest event reported)

BOREALIS FOODS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40778	98-1638988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1540 Cornwall Rd., Suite 104
Oakville, ON L6J 7W5

(Address of principal executive offices and zip code)

(905) 278-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares	BRLS	Nasdaq Capital Market
Warrants	BRLSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 12, 2026, Borealis Foods Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5620(a), which requires listed companies to hold an annual meeting of shareholders within twelve months of the end of their fiscal year.

The Notice indicates that the Company has 45 calendar days, or until February 26, 2026, to submit a plan to regain compliance. If the plan is accepted, Nasdaq may grant the Company an exception of up to 180 calendar days from its fiscal year end, or until June 29, 2026, to regain compliance by holding its annual meeting of shareholders.

The Company intends to submit a compliance plan within the required timeframe and, subject to Nasdaq’s acceptance of such plan, regain compliance with Nasdaq’s continued listing requirements by holding a meeting of shareholders prior to June 29, 2026. A copy of the Nasdaq notice letter is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The Notice has no immediate effect on the listing of the Company’s common shares on Nasdaq

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Company was notified that Carr, Riggs & Ingram, LLC (“CRI”) acquired, effective as of January 1, 2026, certain assets related to the capital markets practice of Berkowitz Pollack Brant Advisors + CPAs, LLP (“BPB”). In conjunction with this transaction, on January 13, 2026, the Company received notification from BPB that they were resigning as the Company’s independent registered public accounting firm, effective immediately. On January 15, 2026, the Audit Committee of the Company’s Board of Directors approved the appointment of CRI as the Company’s new independent registered public accounting firm.

BPB’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2024 and December 31, 2023, and through January 15, 2026, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and BPB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BPB’s satisfaction, would have caused BPB to make reference thereto in its reports. During such periods, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). The Company has provided BPB with a copy of the disclosures contained in this Item 4.01 and has requested that BPB furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01. A copy of such letter will be filed as Exhibit 16.1 to an amendment to this Current Report on Form 8-K when received.

Item 9.01 Financial Statements and Exhibits

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Letter from The Nasdaq Stock Market LLC, dated January 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of January, 2026.

BOREALIS FOODS INC.

	By	/s/ Pouneh V. Rahimi
Date: January 16, 2026		Pouneh V. Rahimi
Chief Legal Officer

2